Exhibit 3.34
BY-LAWS
OF
WILDHORSE SERVICES, INC.
ARTICLE I — OFFICES
     The registered office of the corporation in the State of Oklahoma shall be located in Woodward, in the County of Woodward. The principal office or place of business of the corporation in this state shall be located in Woodward, in the County of Woodward. The corporation may have such other offices, either within or without the State of incorporation as the board of directors may designate or as the business of the corporation may from time to time require.
ARTICLE II — FISCAL YEAR
     The fiscal year of the corporation shall begin on the 1st day of August in each year.
ARTICLE III — MEETINGS
1. ANNUAL MEETING
     The annual meeting of the stockholders shall be held on the 10th day of September in each year, beginning with the year 2003 at the hour of 4:00 o’clock P.M., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.
2. SPECIAL MEETINGS.
     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or the directors, and shall be called by the president at the request of the holders of not less than fifty-one per cent of all of the outstanding shares of the corporation entitled to vote at the meeting.
3. PLACE OF MEETING.
     The directors may designate any place either within or without the State unless otherwise prescribed by statute as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office or place of business of the corporation in this state office of the corporation.
4. NOTICE OF MEETING.
     Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than thirty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage prepaid.

5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.
     For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date open which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to receive payment of a dividend, the record date shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.
6. VOTING LISTS.
     The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal office or place of business of the corporation in this state office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholders during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list of transfer books or to vote at the meeting of stockholders
7. QUORUM.
     At any meeting of stockholders fifty-one percent of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at the meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than quorum.
8. PROXIES.
     At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.
9. VOTING.

     Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this state.
10. ORDER OF BUSINESS.
     The order of business at all meetings of the stockholders, shall be as follows:
1. Roll Call.
2. Proof of Notice of Meeting or Waiver of Notice.
3. Reading of minutes preceding meeting.
4. Reports of Officers.
5. Reports of Committees.
6. Election of Directors.
7. Unfinished Business.
8. New Business.
11. INFORMAL ACTION BY STOCKHOLDERS.
     Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
ARTICLE IV — BOARD OF DIRECTORS
1. GENERAL POWERS.
     The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this State.
2. NUMBER, TENURE AND QUALIFICATIONS.
     The number of directors of the corporation shall be one up to five. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.
3. REGULAR MEETINGS.
     A regular meeting of the directors, shall be held without other notice than this by-law immediately after, and at the same place as the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.
4. SPECIAL MEETINGS.

     Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.
5. NOTICE.
     Notice of any special meeting of the board of directors shall be given at least ten days previously thereto to each director by written notice delivered personally, or by telegram or mailed to each director at his business address. If mailed such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business the meeting is not lawfully called or convened.
6. QUORUM.
     At any meeting of the directors, two-thirds shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
7. MANNER OF ACTING.
     The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.
8. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.
     Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists, or by a sole remaining director. A director filling a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.
9. REMOVAL OF DIRECTORS.
     Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.
10. RESIGNATION.
     A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specifies in the notice the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.
11. COMPENSATION.
     No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

12. PRESUMPTION OF ASSENT.
     A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
13. EXECUTIVE AND OTHER COMMITTEES.
     The board, by resolution passed by a majority of the whole beard, may designate one or more committees, each committee to consist of one or more of the directors corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee will have all powers provided in the creating resolution or specifically granted in these by-laws. Each such committee shall serve at the pleasure of the board.
ARTICLE V — OFFICES
1. NUMBER.
     The officers of the corporation shall be a president and a secretary. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.
2. ELECTION AND TERM OF OFFICE.
     The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.
3. REMOVAL.
     Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
4. VACANCIES.
     A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.
5. PRESIDENT.
     The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall, in general, supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary, or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.
6. VICE-PRESIDENT. (IF ANY)
     In the absence of the president or in event of his death, inability or refusal to act, the vice-president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties as from time to time may be assigned to him by the President or by the directors.
7. SECRETARY.
     The secretary shall keep the minutes of the stockholders’ and of the directors’ meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.
8. TREASURER. (IF ANY)
     If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the. corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.
9. SALARIES.
     The salaries of the officers shall be fixed from time to time by the directors, and no officer shall be prevented from receiving: such salary by reason of the fact that he is also a director of the corporation.
ARTICLE VI — CONTRACTS, LOANS, CHECKS AND DRAFTS
1. CONTRACTS.
     The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
2. LOANS.
     No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.
3. CHECKS, DRAFTS, ETC.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.
4. DEPOSITS.
     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.
5. BANK ACCOUNTS.
     The corporation shall have a checking account at First American Bank, Woodward, Oklahoma. The President of the corporation may sign the checks in said checking accounts.
ARTICLE VII — CERTIFICATES FOR SHARES AND THEIR TRANSFER
1. CERTIFICATES FOR SHARES.
     Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled, except that in case of a loss, destroyed or mutilated certificate a new one may be issued therefor upon such terms, and indemnity to the corporation as the directors may prescribe;
2. TRANSFER OF STOCK.
     (a) Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by an attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.
     (b) No stockholder may dispose of his stock in the corporation without first offering it for sale to the corporation and the other stockholders upon the same terms and. conditions as any contemplated disposition to third parties. The offer to sell will be in writing to the corporation. Within thirty days after receipt of such offer the corporation may elect to purchase all or any of the shares offered according to the terms of the offer. If the offer to sell is not accepted by the corporation or if the corporation elects to purchase only a part of the stock offered, the corporation will send notice of such decision in writing to the non-selling stockholders, and they may, within thirty days after receipt of such notice, elect to purchase so much of said stock which is not purchased by the corporation in proportion to the shares owned by them. If the offer to sell is not accepted by the corporation or any of the other stockholders, the seller may sell said stock in accordance with the terms stated in the offer to sell. The fair market value of the stock will be determined by three appraisers, one being appointed by the selling stockholder, one appointed by the remaining stockholders and one appointed by the corporation. Provided, that if the sale to the outside party is not completed within thirty days after the selling stockholder is notified that he may proceed with the sale of the stock or part of it, to a third party, then such shares shall again be subject to the restrictions contained in this By-Law.

     (c) No stockholder may pledge or encumber their stock in any manner which could result in a third party acquiring by foreclosure or otherwise an interest in the stock without first offering to the corporation and the stockholders, an opportunity to assume the possession as pledge upon the same terms as was offered by a third party. The manner of making the offer to the corporation and the stockholders will be the same as provided for above, relating to a sale of the stock to third parties.
     (d) The restrictions contained in these By-Laws for the transfer and disposition of stock shall not prevent the transfer by a stockholder to, or in trust for, his spouse, children, or lineal descendants, but any stock so transferred shall be subject to all of the other terms and restrictions of these By-Laws. Further, such restrictions shall not prevent any stockholder from pledging any of his shares as security for the purchase of any stock purchased from another stockholder.
     (e) Upon the death of any stockholder, all shares owned by him, his spouse, or his children, in trust or otherwise, shall be sold to and purchased by the corporation in accordance with the following terms and conditions:
1.	Within sixty days after receipt of notice of the death of a stockholder, the corporation shall give notice in writing to the surviving stockholders and to the executor or administrator of the estate of the deceased stockholder, of its intention to purchase such stock. The value shall be based upon the book value of the assets of the corporation as reflected by the books and records on the first day of the month in which the death occurred. If the parties cannot agree upon such value, each shall appoint an appraiser and the two appraisers shall appoint a third appraiser who will determine such book value. The parties will be bound by such determination.

2.	At the time of purchase all such shares shall be delivered to the corporation for transfer on the books of the corporation and the corporation shall pay to the person entitled the full purchase price in cash. However, if the corporation is of the opinion that such cash payment would financially impair the corporation, then the same three appraisers who were appointed for the purpose of determining book value, shall determine the manner in which the corporation shall pay for the shares of stock. Such determination shall be binding on the parties.
     (f) All certificates of shares of stock in this corporation shall be endorsed as follows:
     “The, sale; assignment, transfer, pledge or other disposition of the share or shares of capital stock represented by this certificate are subject to restrictions contained in the By-Laws of the corporation on file in its office.”
     (g) The corporation shall not offer for sale any treasury stock or any stock that is authorized and unissued to any person not already a stockholder without the unanimous consent of all other stockholders. Further, no such stock shall be offered to an existing stockholder unless similar increments of stock are made available to the remaining stockholders on identical terms. Acceptance by all the stockholders of the offer are not necessary to permit such a sale.
     (h) This article shall be subject to any private agreements made between stockholders and approved by all stockholders in writing.

ARTICLE VIII — DIVIDENDS
     The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.
ARTICLE IX — WAIVER OF NOTICE
     Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing; signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE X — AMENDMENTS
     These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders’ meeting or at any special stockholders meeting when the proposed amendment has been set out in the notice of such meeting.
ARTICLE XI
     All stock issued in this corporation shall qualify in case of loss under Section 1244 of the Internal Revenue Code whereby any loss shall be treated as a loss from the sale or exchange of a capital asset to the extent of that Section as an ordinary loss for the individual.
ARTICLE XII
INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS
     To the extent and in the manner permitted by the laws of the State of Oklahoma and specifically as is permitted under Section 1031 of Title 18 of the Oklahoma Statutes, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement.
     APPROVED AND RATIFIED as of this 9th day of August, 2002, by the undersigned, constituting all of the directors (whether one or more) of the corporation.

/s/ Stephen M. Wickware
Stephen M. Wickware